UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 22, 2010

HI-TECH PHARMACAL CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

No. 0-20424	11-2638720
(Commission File Number)	(IRS Employer Identification No.)

369 Bayview Avenue, Amityville, New York	11701
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-8228
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 5, 2010 in the United States District Court for the Northern District of California, a Complaint was filed naming the Company and several pharmaceutical and other companies as defendants under the qui tam provisions of the federal civil False Marking Statute.  A private plaintiff, San Francisco Technology Inc. is filing the civil action under the Statute on behalf of the federal government.  The Complaint alleges that the Company falsely marked the packaging of a product with regard to patents that had expired.  The product was marketed by the Company’s Health Care Products Division under the Zostrix®  Neuropathy brand.  The Complaint alleges these actions violate the federal civil False Marking Statute.  The Company has not been formally served with the Complaint as of this date and therefore the Company has not filed an Answer.  The Company intends to defend against such allegations and believes it has meritorious defenses.  The Company has no estimate at this time of its potential exposure and cannot, at this time, predict the outcome of such action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2010	HI-TECH PHARMACAL CO., INC.

/s/ William Peters
	Name:	William Peters
	Title:	Chief Financial Officer